Exhibit 99.1

Granite Reports Second Quarter 2014 Results

  Second quarter 2014 revenues increase to $585.9 million, up 6.5 percent year-over-year
  Margin improvement across all segments drives second quarter 2014 gross profit increase to $82.4 million, up from $49.6 million in 2013
  Second quarter 2014 gross profit margin of 14.1 percent – up more than 500 basis points year-over-year
  Total contract backlog $2.6 billion

WATSONVILLE, Calif.--(BUSINESS WIRE)--August 1, 2014--Granite Construction Incorporated (NYSE:GVA) today reported net income of $13.6 million for the quarter ended June 30, 2014, compared to revised1 net income of $1.4 million in the second quarter of 2013. Diluted earnings per share in the quarter were $0.34 compared to $0.04 in the prior-year period.

“We are encouraged by the steady growth we have experienced thus far in 2014 as our teams are successfully leveraging opportunities and recent positive trends in all parts of our business,” said James H. Roberts, President and CEO of Granite Construction Incorporated. “Our opportunities to win new business and improve execution on our current work remain a top priority and focus going forward.”

Second Quarter 2014 Results

Total Company

  Revenue for the second quarter of 2014 increased 6.5 percent to $585.9 million compared with $550.3 million last year.
  Gross profit margin in the second quarter was 14.1 percent compared with 9.0 percent in 2013, driven primarily by improved performance in the Large Project Construction and Construction Materials segments.
  Profit performance was driven by projects reaching profit recognition, dispute resolution, and overall improved project execution in both the Construction and Large Project Construction segments, combined with improved volumes and efficiency gains in the Construction Materials segment.
  Second quarter 2014 profit performance continued to be offset by the ramp of projects which have not reached profit recognition.
  Selling, general and administrative expenses for the second quarter of 2014 increased $4.3 million, to $51.1 million, related primarily to the timing of pre-bid costs, coupled with increased Continuous Improvement investment.
  Net income attributable to non-controlling interests was $8.6 million for the second quarter of 2014, compared with $0.4 million in 2013.
  Total company backlog was $2.6 billion at the end of the second quarter of 2014, down from $2.8 billion last year. This total does not include Granite’s nearly $700-million portion of the successful bid on the I-4 Ultimate project in Florida, which is expected to be added to backlog in the third quarter.
  Balance sheet remains strong with $258.6 million in cash and marketable securities.

Construction

  Though Construction backlog increased more than 20 percent to $975.0 million year-over-year, revenue decreased 12.8 percent to $269.2 million, compared with $308.6 million last year. The decrease is attributable to project timing, a change in the mix of power projects from 2013, and weaker-than-anticipated public market activity in the Northwest.
  Gross profit margin for the quarter was 9.2 percent, compared with 7.8 percent in 2013, driven by improved performance across certain markets in the West.

Large Project Construction

  Large Project Construction revenue increased 34.6 percent to $244.3 million, compared with $181.6 million last year. The increase was a result of job progression in the quarter.
  Gross profit margin for the quarter was 20.8 percent, compared with 11.9 percent in 2013. The improvement was driven by project profit recognition, dispute resolution, and improved project execution.

Construction Materials

  Construction Materials revenue increased 20.2 percent to $72.3 million, compared with $60.2 million last year. The revenue increase was attributable to improved volumes related to private sector activity and mixed trends in public markets.
  Gross profit margin for the quarter was 9.4 percent, compared with 6.6 percent in 2013. Gross profit performance was driven by improved volumes and operational efficiencies.

Outlook and Guidance

“With a strong backlog of work and robust bidding activity, the outlook for continued growth remains positive,” Roberts continued. “We look to execute on the momentum we built in the first half of the year.”

“As expected, Construction Materials segment results are improving, and Large Project segment performance is on track to drive strong results in the second half of 2014,” Roberts said.

The Company’s current expectations for 2014 remain:

Consolidated revenues from $2.4 to $2.8 billion

Gross Profit significantly improved from 2013

Consolidated EBITDA2 margin of 5 percent to 7 percent

(1)	Please refer to the description of fiscal year 2013 revisions in the Granite Construction Incorporated Quarterly Report on Form 10-Q.
(2)	Please refer to the description and non-GAAP reconciliation in the attached tables.

Conference Call

Granite will conduct a conference call today, Friday, August 1, 2014, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended June 30, 2014. Access to a live audio webcast is available at http://investor.graniteconstruction.com/index.cfm. The live conference call may be accessed by calling (877) 643-7158; international callers may dial (914) 495-8565. The conference ID for the live call is 77717739. The call will be recorded and available for replay approximately two hours after the live audio webcast through August 9, 2014 by calling (855) 859-2056. The conference ID for the replay is also 77717739; international callers may dial (404) 537-3406.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE:GVA) is one of the nation’s leading infrastructure contractors and construction materials producers. Recognized as one of the top 25 largest construction companies in the U.S., Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for five years in a row. For more information, visit www.graniteconstruction.com. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, please visit our investor relations website at investor.graniteconstruction.com.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	June 30,	December 31,	June 30,
	2014	2013	2013
			As Revised
ASSETS
Current assets
Cash and cash equivalents	$146,458	$229,121	$247,833
Short-term marketable securities	27,898	49,968	21,271
Receivables, net	363,614	313,598	336,418
Costs and estimated earnings in excess of billings	76,228	33,306	62,426
Inventories	79,501	62,474	68,905
Real estate held for development and sale	11,761	12,478	50,696
Deferred income taxes	55,874	55,874	36,687
Equity in construction joint ventures	185,859	162,673	148,727
Other current assets	30,727	30,711	36,203
Total current assets	977,920	950,203	1,009,166
Property and equipment, net	426,700	436,859	470,893
Long-term marketable securities	84,234	67,234	55,225
Investments in affiliates	33,936	32,480	31,421
Goodwill	53,799	53,799	53,598
Other noncurrent assets	76,797	76,580	80,365
Total assets	$1,653,386	$1,617,155	$1,700,668
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$21	$21	$20
Current maturities of non-recourse debt	1,226	1,226	2,147
Accounts payable	210,777	160,706	188,124
Billings in excess of costs and estimated earnings	125,957	138,375	144,462
Accrued expenses and other current liabilities	187,348	197,242	200,758
Total current liabilities	525,329	497,570	535,511
Long-term debt	270,127	270,127	270,148
Long-term non-recourse debt	6,129	6,741	7,354
Other long-term liabilities	48,455	48,580	46,817
Deferred income taxes	9,803	7,793	8,055
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 39,131,647 shares as of June 30, 2014, 38,917,728 shares as of December 31, 2013 and 38,852,463 shares as of June 30, 2013	391	389	389
Additional paid-in capital	130,181	126,449	121,368
Retained earnings	637,905	655,102	681,311
Total Granite Construction Incorporated shareholders’ equity	768,477	781,940	803,068
Non-controlling interests	25,066	4,404	29,715
Total equity	793,543	786,344	832,783
Total liabilities and equity	$1,653,386	$1,617,155	$1,700,668

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	As Revised	2014	As Revised
Revenue
Construction	$269,220	$308,602	$426,261	$485,720
Large Project Construction	244,328	181,557	431,663	353,271
Construction Materials	72,322	60,185	107,771	89,936
Real Estate	—	4	22	125
Total revenue	585,870	550,348	965,717	929,052
Cost of revenue
Construction	244,393	284,532	392,289	448,451
Large Project Construction	193,536	159,986	365,080	308,979
Construction Materials	65,524	56,231	104,526	91,957
Real Estate	2	3	—	13
Total cost of revenue	503,455	500,752	861,895	849,400
Gross profit	82,415	49,596	103,822	79,652
Selling, general and administrative expenses	51,098	46,789	100,346	103,950
Gain on sales of property and equipment	2,993	3,306	3,886	4,394
Operating income (loss)	34,310	6,113	7,362	(19,904)
Other income (expense)
Interest income	413	380	893	508
Interest expense	(4,339)	(3,700)	(7,937)	(7,345)
Equity in income of affiliates	410	698	1,202	275
Other income (expense), net	1,697	(495)	1,645	608
Total other expense	(1,819)	(3,117)	(4,197)	(5,954)
Income (loss) before provision for (benefit from) income taxes	32,491	2,996	3,165	(25,858)
Provision for (benefit from) income taxes	10,284	1,214	2,220	(7,813)
Net income (loss)	22,207	1,782	945	(18,045)
Amount attributable to non-controlling interests	(8,566)	(363)	(7,858)	(2,518)
Net income (loss) attributable to Granite Construction Incorporated	$13,641	$1,419	$(6,913)	$(20,563)

Net income (loss) per share attributable to common shareholders:
Basic	$0.35	$0.04	$(0.18)	$(0.53)
Diluted	$0.34	$0.04	$(0.18)	$(0.53)
Weighted average shares of common stock:
Basic	39,115	38,829	39,033	38,720
Diluted	39,807	39,769	39,033	38,720

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

		2013
Six Months Ended June 30,	2014	As Revised
Operating activities
Net income (loss)	$945	$(18,045)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on restructuring, net	-	(497)
Depreciation, depletion and amortization	31,878	34,362
Gain on sales of property and equipment	(3,886)	(4,394)
Change in deferred income taxes	1,613	-
Stock-based compensation	6,585	8,101
Equity in net income from unconsolidated joint ventures	(25,724)	(31,201)
Contributions to unconsolidated construction joint ventures	(13,797)	(16,209)
Distributions from unconsolidated construction joint ventures	16,528	42,486
Changes in assets and liabilities	(86,530)	(66,251)
Net cash used in operating activities	(72,388)	(51,648)
Investing activities
Purchases of marketable securities	(34,991)	(14,975)
Maturities of marketable securities	25,000	43,000
Proceeds from sale of marketable securities	15,000	5,000
Purchases of property and equipment	(20,091)	(19,422)
Proceeds from sales of property and equipment	5,838	8,481
Other investing activities, net	-	(4,621)
Other investing activities, net	47	163
Net cash (used in) provided by investing activities	(9,197)	17,626
Financing activities
Long-term debt principal payments	(613)	(10,594)
Cash dividends paid	(10,142)	(10,078)
Purchase of common stock	(4,369)	(5,022)
Contributions from non-controlling partners	13,442	6,001
Distributions to noncontrolling partners	(686)	(21,142)
Other financing activities, net	1,290	700
Net cash used in financing activities	(1,078)	(40,135)
Decrease in cash and cash equivalents	(82,663)	(74,157)
Cash and cash equivalents at beginning of period	229,121	321,990
Cash and cash equivalents at end of period	$146,458	$247,833

GRANITE CONSTRUCTION INCORPORATED
BUSINESS SEGMENT INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
		Large Project	Construction			Large Project	Construction
	Construction	Construction	Materials	Real Estate	Construction	Construction	Materials	Real Estate

2014
Revenue	$269,220	$244,328	$72,322	$-	$426,261	$431,663	$107,771	$22
Gross profit (loss)	24,827	50,792	6,798	(2)	33,972	66,583	3,245	22
Gross profit (loss) as a percent of revenue	9.2%	20.8%	9.4%	n/a	8.0%	15.4%	3.0%	100.0%

2013 As Revised
Revenue	$308,602	$181,557	$60,185	$4	$485,720	$353,271	$89,936	$125
Gross profit (loss)	24,070	21,571	3,954	1	37,269	44,292	(2,021)	112
Gross profit (loss) as a percent of revenue	7.8%	11.9%	6.6%	25.0%	7.7%	12.5%	(2.2)%	89.6%

GRANITE CONSTRUCTION INCORPORATED
CONTRACT BACKLOG BY SEGMENT
(Unaudited - dollars in thousands)

Contract Backlog by Segment	June 30, 2014		March 31, 2014		June 30, 2013

Construction	$974,986	38.1%	$786,458	30.6%	$807,686	28.9%
Large Project Construction	1,586,879	61.9%	1,783,254	69.4%	1,990,201	71.1%

Total	$2,561,865	100.0%	$2,569,712	100.0%	$2,797,887	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2014
Net income (loss) attributable to Granite Construction Incorporated	$13,641	$(6,913)
Depreciation, depletion and amortization expense(2)	16,046	31,878
Provision for income taxes	10,284	2,220
Interest expense, net of interest income	3,926	7,044
EBITDA(1)	$43,897	$34,229
Consolidated EBITDA Margin	7.5%	3.5%

Note:

(1)We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and general and administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532